Registration No. 33-21662



			SECURITIES AND EXCHANGE COMMISSION
				Washington, D.C. 20549
				________________________

			  POST-EFFECTIVE AMENDMENT NO. 2
					   TO
				   	Form S-8
				REGISTRATION STATEMENT
					  Under
			    THE SECURITIES ACT OF 1933
			      ________________________

				  SPRINT CORPORATION
	  (Exact name of registrant as specified in its charter)

					  Kansas
			    (State or other jurisdiction
			 of incorporation or organization)
					48-0457967
				  (I.R.S. Employer
				 Identification No.)

		Post Office Box 11315, Kansas City, Missouri  64112
			(Address of principal executive offices)
				 ________________________

	     SPRINT CORPORATION 1988 EMPLOYEES STOCK PURCHASE PLAN
				(Full title of the Plan)
				________________________

				     DON A. JENSEN
			    Vice President and Secretary
				    P.O. Box 11315
			    Kansas City, Missouri  64112
		    (Name and address of agent for service)

	Telephone number, including area code, of agent for service:
					(913) 624-3326

	Sprint Corporation (formerly United Telecommunications, Inc.) filed Registration Statement No. 33-21662 which initially registered 4,500,000 shares of Common Stock, par value $2.50 per share (the "Common Stock"), for issuance under the 1988 Employees Stock Purchase Plan (the "Plan").
All of the shares of Common Stock covered by the Registration Statement have been issued pursuant to the Plan.

					SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 9th day of March, 1998.

						SPRINT CORPORATION

						By  		/s/ A. B. Krause
						     (A.B. Krause, Executive Vice President -
								Chief Financial Officer)


	Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.





Name                  Title                        Date


                        Chairman of the Board       )
		            and Chief Executive Officer )
/s/ W. T. ESREY         (Principal Executive        )
(W. T. Esrey)           Officer)                    )
                                                    )
                        Executive Vice President-   )
		            Chief Financial Officer     )
/s/ A. B. KRAUSE        (Principal Financial        )
(A. B. Krause)          Officer)                    )   March 9, 1998
                                                    )
                        Senior Vice President and   )
			      Controller                  )
/s/ J. P. MEYER         (Principal Accounting       )
(J. P. Meyer)           Officer)                    )
                                                    )
				Director                    )
(DuBose Ausley)						    )
                                			    )
W. L. BATTS*  	   	Director                    )


                                                    )
				Director                    )
(Michel Bon)                                        )
                                                    )
R. M. DAVIS*	      Director                    )
                                                    )
				Director                    )
(I. O. Hockaday, Jr.)					    )
                                                    )
HAROLD S. HOOK*	      Director                    )
                                                    )
/s/ RONALD T. LEMAY     Director                    )  March 9, 1998
(Ronald T. LeMay)						    )
                                                    )
				Director                    )
(L. K. Lorimer)						    )
                                                    )
C. E. RICE*		      Director                    )
                                                    )
				Director                    )
(Ron Sommer)                                        )
                                                    )
STEWART TURLEY*	      Director                    )




     /s/ W. T. Esrey
* (Signed by W.T. Esrey, Attorney-in-Fact,
pursuant to Power of Attorney filed with
this Registration Statement No. 33-21662)